AGREEMENT
                            BETWEEN
                    ACCESS PHARMACEUTICALS, INC.
                              AND
                      BLOCK DRUG COMPANY, INC

ARTICLE 1    DEFINITIONS                                       1
1.1 Access                                                     1
1.2 Access Know-How                                            2
1.3 Access Net Sales                                           2
1.4 Affiliate                                                  3
1.5 Amlexanox                                                  3
1.6 Block                                                      3
1.7 Block-Chemex Agreement                                     3
1.8 Block Know-How                                             4
1.9 Block Net Sales                                            4
1.10 Dermatological Use                                        5
1.11 Effective Date                                            5
1.12 First Sale                                                5
1.13 Formulation                                               5
1.14 Improvement                                               5
1.15 Improvement Patent                                        5
1.16 Licensed Patents                                          5
1.17 Notice                                                    6
1.18 Product                                                   6
1.19 Revenue                                                   6
1.20 Sublicense Net Sales                                      8
1.21 Takeda                                                    8
1.22 Takeda License Agreement                                  8
1.23 Takeda Sublicensed Patents                                8
1.24 Takeda Supply Agreement                                   9
1.25 Term                                                      9
1.26 Territory                                                 9

ARTICLE 2    GRANT                                             9
2.1 Grant                                                      9

ARTICLE 3    ACCESS ROYALTIES                                 10
3.1 Royalty Rate for Direct Sales by Access                   10
3.2 Royalty Rate in all Other Instances                       10
3.3 No Offset on Other Royalties                              10

ARTICLE 4    ADDITIONAL OBLIGATIONS OF THE PARTIES            11
4.1 Access to Pay Registration Fees and Costs                 11
4.2 Access to Pay Takeda Royalties to Block                   11
4.3 Advance Notice of Studies                                 11
4.4 Access to Provide Data                                    11

ARTICLE 5    ACCESS PAYMENT TERMS                             12
5.1 Quarterly payments                                        12
5.2 Set-Off for Registration Fees                             12

ARTICLE 6    IMPROVEMENTS                                     13
6.1 Improvements by Access                                    13
6.2 Advance Notice of Studies                                 13
6.3 Access to Provide Data                                    13
6.4 Access to Pay Registration Fees and Costs                 13
6.5 Access to Pay Takeda Royalties to Block                   14

ARTICLE 7     ACCESS IMPROVEMENT ROYALTIES                    14
7.1 Royalties from Access to Block                            14
7.2 Royalties in Other Instances                              14
7.3 Royalty Reduction                                         14

ARTICLE 8    BLOCK IMPROVEMENT RIGHTS AND OBLIGATIONS         15
8.1 Grant of Rights to Block                                  15
8.2 Royalties from Block to Access                            15
8.3 Set-Off for Advance or Other Royalties                    15
8.4 Block Royalty Reports                                     15

ARTICLE 9    TERM AND TERMINATION                             16
9.1 Term                                                      16
9.2 Termination for Breach                                    17
9.3 Rights to Survive                                         17
9.4 Reversion and Termination for Failure to Pay
    Takeda License Fees                                       18
9.5 Termination by Takeda                                     18

ARTICLE 10    WARRANTIES                                      18
10.1 Exploitation of Licensed Rights                          18
10.2 Access Indemnity                                         19
10.3 Block Indemnity                                          19
10.4 Obligations Regarding Patent Infringement                20
10.5 Claims by Third Parties                                  22
10.6 No Restrictions on Product                               22
10.7 Power to Enter Into Agreement                            22
10.8 No Other Warranties or Representations                   23

ARTICLE 11    MISCELLANEOUS                                   23
11.1 New Jersey Law Applies                                   23
11.2 Alternative Dispute Resolution                           23
11.3 No Agency or Employment                                  26
11.4 Notice                                                   26
11.5 Severability                                             28
11.6 Entire Agreement/Merger                                  28
11.7 Amendment                                                28
11.8 Counterparts                                             29
11.9 No Waiver of Rights                                      29

11.10 Force Majeure                                           29
11.11 Further Assurances                                      29
11.12 Audit Rights                                            29
11.13 Binding Effect                                          30
11.14 No Strict Construction                                  30
11.15 Consent Not Unreasonably Withheld or Delayed            30
11.16 Bankruptcy                                              31
11.17 Assignment                                              31
11.18 Taxes                                                   31
11.19 Cooperation on Publicity                                31
11.20 Costs of Agreement                                      32
11.21 Headings for Convenience Only                           32
11.22 Independent Contractor                                  32
11.23 No Finder's Fee                                         33
11.24 Notification of Infringement                            33
11.25 References                                              33
11.26 Singular and Plural                                     33
11.27 Successors and Assigns                                  33
11.28 Validity and Severability                               34
11.29 Waiver                                                  34
11.30 Takeda Agreement Controlling                            34

ARTICLE 12    TAKEDA CONSENT                                  35
12.1 Takeda Approval                                          35

     This Agreement, dated this 5th day of March, 1998, is by and between Block Drug Company, Inc., 257 Cornelison Avenue, Jersey City, New Jersey 07302 ("Block") and Access Pharmaceuticals, Inc., 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207 ("Access").

          WHEREAS Block has certain rights in and to a topical product for treating aphthous ulcers containing amlexanox;

          WHEREAS Access wishes to develop such product itself in various countries and to seek partners in various countries to develop such product;

          NOW THEREFORE, in consideration of the following mutual promises and obligations and intending to be legally bound, the parties agree as follows:

ARTICLE 1    DEFINITIONS

          1.1     Access: means Access Pharmaceuticals, Inc. The term
"Access" shall, as required by the circumstances, also mean and include any company or business entity that controls or is controlled by, either directly or indirectly, Access Pharmaceuticals, Inc., its officers, agents and employees or any partnership or joint venture in which Access Pharmaceuticals, Inc. is a participant or any company or business entity that is under common control with Access Pharmaceuticals, Inc. The term "control" means the power to direct the affairs of such entity by reason of ownership of at least fifty percent (50%) of such entity by voting stock, equity interest, contract or otherwise.

          1.2 Access Know-How: means (a) any and all information in the possession of Access at any time during the Term of this Agreement which Access has the right to license or sublicense relating to the physical and chemical analysis and stability of the Product, its clinical effects and indications for use, and (b) any and all information in the possession of Access as of the date of execution of this Agreement which Access the right to license or sublicense relating to the method of use, packaging, formulation, or method of administration of the Product that, at the time it is communicated to Block, was not rightfully in Block's possession and was not common general knowledge. Information relating to Takeda's process of manufacture of amlexanox shall be excluded from the scope of Access Know-How.

          1.3 Access Net Sales: For purposes of determining compensation to Block for direct sales of Access under Paragraph 3.1 and Paragraph 7.1 of this Agreement, "Access Net Sales" means gross revenues received by Access on the sale of any Product less (a) trade discounts actually allowed; and (b) when borne by Access in connection with the sale, transportation and handling charges; sales, use and excise taxes; import duties, tariffs or other governmental charges; and credits for claim or allowances, retroactive price reductions, refunds, returns, and recalls. There shall not be any imputed gross revenue for samples, free goods or other marketing programs whereby the Product is given away to induce sales thereof. For purposes of determining
Net Sales, a sale shall be deemed to have occurred when the sale is invoiced or when the Product is delivered, whichever occurs first. In the case of the transfer or sale of Product by Access to an Affiliate or distributor of Access for sales by such Affiliate or distributor, Net Sales shall be based upon the greater of the total invoice price charged by Access to such Affiliate or distributor or the total invoice price charged by such Affiliate or distributor to its customers. Net Sales for countries outside the U.S. shall be calculated by converting to U.S. currency using the exchange rate in effect on the last business day of each month as published in the Wall Street Journal.

          1.4 Affiliate: means any corporation or business entity controlled by, controlling, or under common control with Access or Block, respectively. For this purpose, "control" shall mean the direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock, or at least a fifty percent (50%) interest in the income of such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.

          1.5 Amlexanox: means 2 - amino - 7 - isopropyl - 5 - oxo - 5H - [1] benzopyrano - [2,3 - b] - pyridine - 3 - carboxylic acid (Takeda Code No. AA-673).

          1.6 Block: means Block Drug Company, Inc.

          1.7 Block-Chemex Agreement: means that asset purchase and royalty agreement between Block Drug Company, Inc. and Chemex Pharmaceuticals, Inc., dated as of June 7, 1995.

          1.8 Block Know-How: means (a) any and all information in the possession of Block at any time during the Term of this Agreement which Block has the right to license or sublicense relating to the physical and chemical analysis and stability of the Product, its clinical effects and indications for use, and (b) any and all information in the possession of Block as of the date of execution of this Agreement which Block the right to license or sublicense relating to the method of use, packaging, formulation, or method of administration of the Product that, at the time it is communicated to Access, was not rightfully in the possession of Access and was not common general knowledge. Information relating to Takeda's process of manufacture of Amlexanox shall be excluded from the scope of Block Know-How.

          1.9 Block Net Sales: means gross revenues received by Block on the sale of any Product less (a) trade discounts actually allowed; and (b) when borne by Block in connection with the sale, transportation and handling charges; sales, use and excise taxes; import duties, tariffs or other governmental charges; and credits for claim or allowances, retroactive price reductions, refunds, returns, and recalls. There shall not be any imputed gross revenue for samples, free goods or other marketing programs whereby the Product is given away to induce sales thereof. For purposes of determining
Net Sales, a sale shall be deemed to have occurred when the sale is invoiced or when the Product if delivered, whichever occurs first. In the base of the transfer or sale of Product by Block to an Affiliate or distributor of Block for sales by such Affiliate or distributor, Net Sales shall be based upon the greater of the total invoice price charged by

Block to such Affiliate or distributor or the total invoice price charged by such Affiliate or distributor to its customers.

          1.10 Dermatological Use: means all uses for the treatment of diseases and disorders of the integument including, but not limited to, therapeutic, prophylactic and immunological uses. For the purposes of this definition, integument is skin and its appendages, including hair, hair follicles, sebaceous glands, sweat glands, nails, and component and migratory cells of the skin.

          1.11 Effective Date: means the date first set forth above.

          1.12 First Sale: means the date on the first invoice to any customer purchasing a Product or an Improvement on a country by country basis after the Effective Date of this Agreement.

          1.13 Formulation: means the topical formulation containing Amlexanox attached hereto as Exhibit A.

          1.14 Improvement: means all inventions, developments or improvements, whether or not patentable, originated or acquired by either party hereto that relate to the Product.

          1.15 Improvement Patent: means any patent or patent application covering any Improvement.

          1.16 Licensed Patents: means all patents and applications set forth in Exhibit B to this Agreement and all Takeda Sublicensed Patents.

          1.17 Notice: shall have the meaning set forth in Paragraph 11.4 hereof. "Notify" shall mean to provide Notice in accordance with Paragraph
11.4 hereof.

          1.18 Product: means the Formulation and any topical formulation containing Amlexanox for Dermatological Use, excluding any formulation for treatment of the cause or symptoms of oral mucositis, covered by any claim or any Licensed Patent in any country, whether or not granted.

          1.19 Revenue: for purposes of determine compensation to Block for sales to or by a sublicensee or other party of Access under Paragraph 3.2 and Paragraph 7.2 of this Agreement, "Revenue" means the net profits received by Access for the sale of the Products by Access or by any third party. As used herein, "net profits" shall mean:

          (a) the full amount of any nonrecurring or nonperiodic payments made to Access by any third party as full or partial payment for any rights granted to such third party relating to any Product or Improvement including, but not limited to, milestone payments and reimbursement for fees expended to obtain permission from any governmental authority to make, use or sell a Product or Improvement (unless such fees have not been deducted under Paragraph 5.2 or 7.3 of this Agreement;

          (b) the full amount of any royalties, including advance royalties, or other periodic or recurring payments, paid to Access by any third party as full or partial payment for any rights granted to such third party relating to any Product or Improvement;

          (c ) the full fair market value of any non-monetary consideration paid to Access by any third party as full or partial payment for any rights granted to such third party relating to any Product or Improvement; and

          (d) the net consideration received by Access for sales of any Product or Improvement to any third party for resale. As used herein, "net consideration" means the gross consideration received by Access for sales of any Product or Improvement less either: (1) if Access manufactures such Product or Improvement, Access' direct and indirect manufacturing costs incurred in making such Product or Improvement, recorded on Access' books in accordance with generally accepted principles; or (2) if Access has such Product or Improvement made by a third party, Access' out-of-pocket payments to such third party for such Product or Improvement. All manufacturing costs and out-of-pocket payments are subject to audit by Block. This audit right is in addition to and separate from Block's audit right pursuant to Paragraph 11.12. Any royalties paid by Access to Block under this Agreement or any other agreement and royalties paid be Access to any other party for sales hereunder may also be deducted from gross consideration;

          (e) net profits shall not include any royalties or other payments made by Block to Access under any provision of this Agreement, or any other agreement.

          1.20 Sublicensee Net Sales: means gross revenues received by the sublicensee on the sale of any Product less (a) trade discounts actually allowed; and (b) when borne by the sublicensee in connection with the sale, transportation and handling charges; sales, use and excise taxes; import duties, tariffs or other governmental charges; and credits for claim or allowances, retroactive price reductions, refunds, returns, and recalls. There shall not be any imputed gross revenue for samples, free goods or other marketing programs whereby the Product is given away to induce sales thereof. For purposes of determining Net Sales, a sale shall be deemed to have occurred when the sale is invoiced or when the Product is delivered, whichever occurs first. In the case of the transfer or sale of Product by the sublicensee to an Affiliate or distributor of the sublicensee for sales by such Affiliate or distributor, Net Sales shall be based upon the greater of the total invoice price charged by the sublicensee to such Affiliate or distributor or the total invoice price charged by such Affiliate or distributor to its customers.

          1.21 Takeda: means Takeda Chemical Industries, Ltd., a Japanese corporation and all parents, subsidiaries and affiliates thereof.

          1.22 Takeda License Agreement: means that agreement between Chemex and Takeda dated November 12, 1987 regarding licensing of patent rights from Takeda to Chemex. A copy of that agreement is set forth in Exhibit C to this Agreement.

          1.23 Takeda Sublicensed Patents: means any and all patent applications and patents now or hereafter owned or controlled by Takeda in the Territory relating to the Product, including any and all patents issuing or maturing from such patent applications, or any reissue application, divisions extensions, Improvements, and continuations-in-part thereof. Such current Takeda Patents and patent applications in the Territory are listed in Exhibit D to this Agreement.

          1.24 Takeda Supply Agreement: means that agreement between Chemex and Takeda dated November 12, 1987 regarding supply of material from Takeda to Chemex. A copy of that agreement is set forth in Exhibit E to this Agreement.

          1.25 Term: means the term of this Agreement, as set forth in Article 9 hereof.

          1.26 Territory: means all countries in the world in which Block has been granted rights by Takeda except the United States of America and Israel. Block has not been granted rights in Japan and other countries.

ARTICLE 2    GRANT

          2.1 Grant: Block hereby grants Access the exclusive right under the Licensed Patents and the Block Know-How to make, use, have made and sell or have sold any Product within the Territory during the Term, including the right to make or have made outside the Territory for sale in the Territory. The rights granted hereunder, however, are subject to the rights granted to Block by Takeda as set forth in the Takeda License Agreement and the Takeda Supply Agreement. Access agrees to be bound by the royalty provisions in such agreements, as amended from time to time. Access shall have the right to sublicense the rights granted hereunder within the Territory at its sole discretion subject to approval by Takeda.

ARTICLE 3    ACCESS ROYALTIES

          3.1 Royalty Rate for Direct Sales by Access: On a country by country basis, if Access sells a Product directly to retail pharmacies or other
dispensaries, then Access shall pay to Block a royalty of    *      of Access
Net Sales of such Product in such country.

          3.2 Royalty Rate in all Other Instances: For any consideration received by Access for sales to or by a sublicensee or other party other than
as set forth in Paragraph 3.1, Access shall pay Block      *      of any
Revenue received by Access on any Product.

* - Confidential portions have been omitted and are on file separately with the Commission

          3.3 No Offset on Other Royalties: No payment received by Block from Access in accordance with Paragraphs 3.1 or 3.2 shall reduce or offset any amounts paid as an advance royalty in the Block-Chemex Agreement. No Access Net Sales of any Product or any sales by any party resulting in any Revenue under Paragraph 3.2 shall be considered as any form of sale covered by the Block-Chemex Agreement.

ARTICLE 4    ADDITIONAL OBLIGATIONS OF THE PARTIES

          4.1 Access to Pay Registration Fees and Costs: Access or its sublicensees shall pay all registration fees, clinical evaluation costs and any other costs associated with obtaining approval to market any Product within any country in the Territory.

          4.2 Access to Pay Takeda Royalties to Block: Access shall pay all royalties due to Takeda for sales of Products within the Territory directly to Block, and Block shall be solely responsible for remitting all such payments due to Takeda for sales of Product within the Territory under the terms of the Takeda License Agreement.

          4.3 Advance Notice of Studies: Access shall provide Block with no less than sixty (60) days' advance written Notice of the commencement of any study or other sponsored research relating to any Product. Access shall not proceed with any study or other sponsored research without the written approval of Block, which shall not be unreasonably withheld or delayed.

          4.4 Access to Provide Data: Access shall supply Block, without compensation, with all clinical and other technical and scientific data that it develops relating to any Product. Block may use this data at its discretion for any purpose, including, but not limited to, filing of such data with regulatory authorities outside the Territory for any purpose. Information pertaining to side effects resulting from any use of Amlexanox in any type of application will be exchanged by both parties hereto on an emergent basis, whenever such information is obtained.

ARTICLE 5    ACCESS PAYMENT TERMS

          5.1 Quarterly payments: Within thirty (30) days of the end of each calendar quarter, commencing with the first full calendar quarter following the Effective Date, Access shall submit to Block a written report setting forth the Access Net Sales for such quarter and the calculation of the royalty payment due Block for such quarter, provided however that the first such quarterly report shall include Net Sales from the Effective Date to the end of the first full calendar quarter. Access shall, with said written quarterly reports, pay to Block the royalty amount due as indicated in said reports. In the event that Access sublicenses a third party hereunder, the written report and payment to Block shall be due within thirty (30) days of receipt of such third party royalty report, which third party royalty report shall be due not later than thirty (30) days after the end of each calendar quarter. The report from Access to Block shall contain a copy of any such sublicensee royalty report.

          5.2 Set-Off for Registration Fees: On a country basis, Access shall be entitled to reduce the amounts paid to Block in any quarterly payment by
up to      *     for all out-of-pocket expenses incurred under Paragraph 4.1, up to an aggregate total off-set for all quarterly payments on Access Net Sales
of any Product or Revenue for any Product of      *  .  Any reduction made
in any quarterly payment as a result of this Paragraph 5.2 shall be accompanied by a written report setting forth the basis for such reduction.

ARTICLE 6    IMPROVEMENTS

          6.1 Improvements by Access: Access may develop and register any
Improvement in the Territory.   Access may not develop or register any
Improvement for the treatment of the cause or symptoms of oral mucositis under the terms of this Agreement.

          6.2 Advance Notice of Studies: Access shall provide Block with no less than sixty (60) days' advance written Notice of the commencement of any study or other sponsored research relating to any Improvement. Access shall not proceed with any such study or other sponsored research without the written approval of Block, which shall not be unreasonably withheld or delayed.

          6.3 Access to Provide Data: Access shall supply Block, without compensation, with all clinical and other technical and scientific data that it develops relating to any Improvement.

* - Confidential portions have been omitted and are on file separately with the Commission

Block may use this data at its discretion for any purpose, including filing such data with regulatory authorities outside the Territory for any purpose.

          6.4 Access to Pay Registration Fees and Costs: Access shall pay for all registration fees, clinical evaluation costs and any other costs associated with obtaining approval for it to market any Improvement within any country within the Territory.

          6.5 Access to Pay Takeda Royalties to Block: Access shall pay all royalties due to Takeda for sales of Improvements within the Territory directly to Block, and Block shall be solely responsible for remitting all such payments due to Takeda for sales of any Improvement within the Territory under the terms of the Takeda License Agreement.

ARTICLE 7    ACCESS IMPROVEMENT ROYALTIES

          7.1 Royalties from Access to Block: On a country by country basis, if Access sells any Improvement directly to retail pharmacies or other
dispensaries, then Access shall pay to Block a royalty of      *     of Access
Net Sales on such Improvement in such country. Payment shall be made in accordance with the procedures set out in Paragraph 5.1.

          7.2 Royalties in Other Instances: For any consideration received by Access for sales to or by a sublicensee or other party other than as set forth in Paragraph 7.1, Access shall pay

* - Confidential portions have been omitted and are on file separately with the Commission

Block      *      of any Revenue received by Access on any Improvement.
Payment shall be made in accordance with the procedures set out in Paragraph
5.1.

          7.3 Royalty Reduction: On a country by country basis, Access shall be entitled to reduce the amounts paid to Block in any quarterly payment by
up to      *      for the      *     out-of-pocket expenses incurred under
Paragraph 6.4 to develop and register the Improvement in such country up to
an aggregate total off-set of      *      of all such costs in such country. Any
reduction made in any quarterly payment as a result of this Paragraph shall be accompanied by a written report setting forth the basis for such reduction.

ARTICLE 8    BLOCK IMPROVEMENT RIGHTS AND OBLIGATIONS

          8.1 Grant of Rights to Block: Access hereby grants Block the exclusive right under any Improvement Patent, if any, and Access Know-How, if any, now existing or subsequently developed, to make, use, have made and sell any Improvement outside the Territory during the Term, including, but not limited to, the right to make or have made the Improvement, or any part thereof, within the Territory for sale outside the Territory. Block shall have the right to sublicense the rights granted hereunder outside the Territory at its sole discretion.

          8.2 Royalties from Block to Access: On a country by country basis,
Block shall pay Access a royalty of      *      of Block Net Sales or any
Sublicensee Net Sales (of any Block sublicensee) of any Improvement outside the Territory.

* - Confidential portions have been omitted and are on file separately with the Commission

          8.3 Set-Off for Advance or Other Royalties: Block shall be entitled
to offset any royalties otherwise due under Paragraph 8.2 by      *     .  In no
event shall Block be required to pay royalties to Access under both the Block-Chemex Agreement and Paragraph 8.2 of this Agreement for Block Net Sales hereunder.

          8.4 Block Royalty Reports: Within thirty (30) days of the end of each calendar quarter, commencing with the first full calendar quarter following the First Sale of any Improvement by Block or a Block sublicensee outside the Territory, Block shall submit to Access a written report setting forth the Block Net Sales for such quarter and the calculation of the royalty payment due
Access for such quarter including any setoff under Paragraph 8.2, provided however, that the first such quarterly report shall include Block Net Sales from the date of First Sale to the end of the first full calendar quarter. Block shall, with said written quarterly report, pay to Access the royalty amount due as indicated in said report. In the event that Block sublicenses a third party hereunder, the written report and payment to Access shall be due within thirty
(30) days of receipt of such third party royalty report, which third party royalty report shall be due no later than thirty (30) days after the end of each calendar quarter. The report from Block to Access shall contain a copy of any such sublicensee royalty report.

* - Confidential portions have been omitted and are on file separately with the Commission

ARTICLE 9    TERM AND TERMINATION

          9.1 Term: The Term of this Agreement for any Product commences on the Effective Date hereof and ends, on a country by country basis upon the
later of      *      years from the date of First Sale of a Product in such
country or the expiration, lapse, termination or unappealed or unappealable determination of invalidity, unenforceability or nonallowability of the last Licensed Patent in each country, if any. The Term for Improvements shall commence on the Effective Date and shall end, on a country-by-country basis, upon the later of ten (10) years from the date of First Sale of an Improvement in such country or the expiration, lapse, termination or unappealed or unappealable determination of invalidity, unenforceability or nonallowability of the last Licensed Patent, if any, or Improvement Patent, if any, in each country. In no event, however, shall the duty to pay royalties under this
Agreement for either party extend beyond      *      after the Effective Date.
Royalties payable to Takeda under the Takeda License Agreement shall not be affected by any provision of this Paragraph.

          At the conclusion of the Term, each party shall have a fully paid-up worldwide nonexclusive license with respect to any Licensed Patent, Improvement Patent, Block Know-How and Access Know-How, and no further payments shall be made or required under this Agreement.

          9.2 Termination for Breach: Either party may terminate this Agreement on sixty (60) days' written Notice to the other if the other is in default or breach of any material provision,

* - Confidential portions have been omitted and are on file separately with the Commission provided, however, that if the party receiving such Notice cures or diligently commences to cure the breach or default within such sixty (60) day period, this Agreement shall continue in full force and effect. If such default or breach of a material provision is a failure to pay any amount due and owing hereunder, the terminating party may terminate this Agreement on thirty (30) days' written Notice. If, however, the party receiving such Notice cures such default or breach within such thirty-(30) day period, this Agreement shall continue in full force and effect. Failure to terminate this Agreement for any default or breach shall not constitute a waiver by the aggrieved party of its right to terminate the Agreement for any other default or breach.

          9.3 Rights to Survive: Termination shall not affect the rights of the parties accruing up to the effective date of termination and thereafter as to provisions which expressly survive termination.

          9.4 Reversion and Termination for Failure to Pay Takeda License
Fees: If Access fails to make any payment to Block under Paragraph 4.2 or Paragraph 6.5, then all rights granted to Access in this Agreement shall revert to Block thirty (30) days after Notice to Access from Block of such failure to pay. If Access makes all payments to Block required under Paragraphs 4.2 and 6.5 and any other required payments hereunder as set forth in such Notice within the thirty (30) days, then such rights shall not revert to Block.

          9.5 Termination by Takeda: If the Takeda License Agreement or the Takeda Supply Agreement is terminated or canceled by Takeda or by operation of the Takeda License Agreement or the Takeda Supply Agreement for any reason, this Agreement shall also terminate, effective as of the date of termination of such agreement. Provide, however, Block shall give Access
Notice at least thirty (30) days prior to any such termination, and Access shall have the right to cure any breach that is the cause of any termination. Block shall use its reasonable commercial efforts to keep the Takeda License
Agreement and the Takeda Supply Agreement in effect during the Term of this Agreement.

ARTICLE 10    WARRANTIES

          10.1 Exploitation of Licensed Rights: Block makes no warranty or representation that the use of any products, the practice of the Licensed Patents, or the use of any trademark will result in the successful promotion, marketing or sale of the Products. Access makes no warranty or representation that the use of any Improvements, the practice of the Improvements, or the use of any trademark will result in the successful promotion, marketing or sale of the Improvements.

          10.2 Access Indemnity: Access shall indemnify and hold Block harmless against any and all liability, damage, loss, cost or expense (including attorney's fees and expenses), hereinafter "Damages," resulting from any third party claim made or suit brought against Block to the extent that such claim or suit (i) is caused by Access' negligence or willful misconduct;

(ii) is caused by Access' breach of any of the representations or warranties set forth herein; or (iii) is caused by Access' breach of this Agreement. As the parties intend fully indemnification, all costs, expenses and fees, including attorney's fees and disbursements, incurred in enforcing this Paragraph 10.2 shall also be reimbursed. Upon filing of any such claim or suit, Block shall immediately Notify Access thereof and shall permit Access at its cost to handle and control such claim or suit. Block shall have the right to participate in the defense of such claim or suit at its own expense.

          10.3 Block Indemnity: Block shall indemnify and hold Access harmless against any and all liability, damage, loss, cost or expense (including attorneys' fees and expenses), hereinafter "Damages," resulting from any third party claim made or suit brought against Access to the extent that such claim or suit (i) is caused by Block's negligence or willful misconduct; (ii) is caused by Block's breach of any of the representations and warranties set forth herein; or (iii) is caused by Block's breach of this Agreement. As the parties intend full indemnification, all costs, expenses and fees, including attorneys' fees and disbursements, incurred in enforcing this Paragraph 10.3 shall also be reimbursed. Upon filing of any such claim or suit, Access shall immediately Notify Block thereof and shall permit Block at its cost to handle and control such claim or suit. Access shall have the right to participate in the defense of such claim or suit at its own expense.

          10.4 Obligations Regarding Patent Infringement: In the event of alleged infringement of one or more patents licensed hereunder by a third party:

          (a) each party shall Notify the other of any perceived or threatened infringement of the Takeda patents by any third party as such party becomes aware of such perceived or threatened infringement. Block shall Notify
Takeda of any such perceived or threatened infringement, and all actions with respect to the Takeda Sublicensed Patents will be governed by Paragraph 12.1 of the Takeda Agreement;

          (b) In the event of infringement of any patent owned or licensed by Block and licensed under this Agreement, the party discovering the infringement shall Notify the other party of such infringement. Block shall have sixty (60) days from the date of such Notice to Notify Access of its decision to enforce or not to enforce the patent. If Block elects not to enforce such patent within such sixty (60) day period, then Access may, at its option, enforce such patent. In the event of any legal action seeking to enforce any patent owned by Block, both Access and Block may be named as party plaintiff. No settlement, consent judgement or other voluntary final disposition of such suit may be entered into by Block without the consent of Access, which consent shall not be unreasonably withheld or delayed.

          (d) In the event of infringement of any patent owned by Access and licensed under this Agreement, the party discovering the infringement shall Notify the other party of such infringement. Access shall have sixty (60) days from the date of such Notice to Notify Block of its decision to enforce or not to enforce the patent. If Access elects not to enforce such patent within such sixty (60) day period, then Block may, at its option, enforce such patent. In the event of any legal action seeking to enforce any patent owned by Access, both Access and Block may be named as party plaintiff. No settlement, consent judgment or other voluntary final disposition of such suit may be entered into by Block without the consent of Access, which consent shall not be unreasonably withheld or delayed.

          (e) In the event of any lawsuit against a third party hereunder, the parties agree to cooperate with each other in all respects relating to the lawsuit. Damages or any amount received in settlement of claims of infringement, shall be apportioned as follows: (1) the party that actively asserted the patent or patents found to be infringed or were covered by any
settlement of claims shall first be reimbursed for    *    of its out-of-pocket
expenses, including attorneys' fees, expended in actively asserting such patent or patents; (2) out of the remainder, the party that did not actively assert
such patent or patents shall be reimbursed for      *      of its out-of-pocket
expenses, including attorneys' fees, expended in such lawsuit; and (3) the party that actively asserted such patent or patents shall then receive any remaining funds from such damage award or settlement. If both parties actively asserted such patent or patents, then the parties will divide funds
from such damage award or settlement as follows: each party shall receive   *
   of its out-of-pocket expenses, including attorneys' fees, expended in such lawsuit and the parties shall share any remaining funds equally. If the funds from such damage award or settlement are not sufficient to compensate both
parties for      *      of their expenses, then the funds

* - Confidential portions have been omitted and are on file separately with the Commission shall be divided in a ratio equal to the ratio of the out-of-pocket expenses, including attorneys' fees, of each party.

          10.5 Claims by Third Parties: In the event a party to this Agreement is sued or threatened with suit by a third party and such action pertains to the Products, the party being threatened shall give prompt Notice to the other party. The parties agree to confer together in such event and consult with one another with respect to the action to be taken.

          10.6 No Restrictions on Product: Each party represents to the other that it has no knowledge of violations of any law or regulation or restrictions on the ability to make, use or sell the Product, other than ordinary restrictions imposed in countries in which governmental approval is required, but has not yet been obtained, to market in such countries and other than restrictions imposed by the Takeda License Agreement and the Takeda Supply Agreement.

          10.7 Power to Enter Into Agreement: Each party represents that it has no knowledge of any impediment to it entering into this Agreement except for the required consent by Takeda to the Agreement.

          10.8 No Other Warranties or Representations: Nothing in this Agreement shall be construed as (a) a warranty or representation by Block or Access as to the validity or scope of any patent; (b) a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this agreement is or will be free from infringement of patents of third parties; (c) an obligation to bring or prosecute actions or suits against third parties for infringement; or (d) conferring a right to use in advertising, publicity or otherwise any trademark or tradename of Block.

          Neither party makes any representation, extends any warranties of any kind, either express or implied, or assumes any responsibilities whatever with respect to use, sale, or other disposition by and party of any Product or Improvement.

ARTICLE 11    MISCELLANSOUS

          11.1 New Jersey Law Applies: This Agreement shall be interpreted and construed in accordance with the laws of the State of New Jersey.

          11.2 Alternative Dispute Resolution: All disputes relating to or arising out of this Agreement or its subject matter shall be resolved by the parties as set forth in this Paragraph 11.2 (a) In the event of a dispute, Notice of a demand for a meeting of the parties to discuss and settle a dispute ("Notice of meeting") may be given by either Party. Such
Notice shall be in writing and shall set a date no more than (10) business days from the date of the Notice of Meeting on which the parties shall meet during normal business hours at a mutually acceptable place. If within five (5) days after the date of the meeting the parties have not resolved their dispute(s), then the parties shall proceed as provided below. Notwithstanding anything in this

Paragraph 11.2 to the contrary, either party may seek equitable and injunctive relief in any state or federal court in which jurisdiction and venue are proper.

          (b) Any dispute not resolved within five (5) days after the meeting shall be resolved by means of alternative dispute resolution, as provided in the New Jersey Alternative Procedure for Dispute Resolution Act, N.J.S.A.
2A:23A-1 et seq. (the "Act"). Other than as set forth herein to the contrary, the parties expressly waive the right to resolve all claims, disputes and issues arising out of or relating to this Agreement by means of traditional litigation, including the right to appeal, except as provided in the Act. Except as otherwise provided in this Agreement, the Act shall govern the procedures and methods for any ADR Proceeding. No punitive damages may be awarded in any litigation or ADR proceeding.

          (c) Notice of a demand for resolution of a dispute under the Act (a "Notice of Dispute") given by either party shall be in writing specifying the issue or issues in dispute.

          (d) Within fifteen (15) days after a Notice of Dispute is given, each party shall select two (2) prospective umpires from among (i) any retired judge of the federal courts or state appellate courts of New Jersey or New York; (ii) any retired managing partner of a law firm with no less than twenty-five (25) partners; or (iii) such other person with such qualifications upon which the parties agree. The umpires shall be free from bias and conflict of interest with respect to either party and shall be in a position to immediately hear the dispute and render a prompt resolution, but in no event later than six (6) months from the date of the Notice of

Dispute. Within fifteen (15) days after each party has selected its prospective umpires, the parties shall agree to one (1) umpire from among the four (4) prospective umpires to hear the dispute. In the event that the parties do not agree on an umpire, the prospective umpires shall name the umpire.

          The proceeding for the alternative resolution of a dispute (the "ADR Proceeding") shall be held at a location with the State of New Jersey or New York as selected by the umpire and shall commence no later than forty (40) days after the Notice of Dispute is given.

          The fees payable to the umpire shall be the usual hourly rate of such umpire for consulting or dispute resolution services. All fees and expenses associated with the ADR Proceeding incurred by the parties, including the umpire fees, attorneys' fees and disbursements, shall be paid by the party against whom the decision is rendered.

          11.3 No Agency or Employment: Neither Block nor Access is to be considered the agent or employee of the other for any purpose, and neither party has the right or authority to enter into any contracts or assume obligations for the other or to give any warranty or make any representation on behalf of the other party except where and to the extent specifically authorized in writing to do so.

          11.4 Notice: Every notice or other communication required or contemplated by this Agreement by either party shall be in writing.

          (a) Every notice or other communication required or contemplated by this Agreement by either party shall be delivered to the other party by either: personal delivery; or facsimile; or certified or registered mail, postage prepaid, addressed to the party for whom such notice was intended; or by overnight courier.

          (b) Notice delivered in person shall be deemed to have been delivered upon receipt by the party to whom such notice was sent.

          (c ) Notice delivered by facsimile shall be deemed to have been delivered at noon on the first business day after the date on which the facsimile was sent.

          (d) Notice by certified mail shall be deemed to have been delivered on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the fifth (5th) business day after it was deposited in the mail.

          (e) Notice delivered by overnight courier shall be deemed to have been delivered upon receipt by the party to whom such notice was sent.

          (f) Unless Access receives notice to the contrary, all notices directed to Block shall be sent to the attention of:

John E. Peters, Esq.
Senior Vice President and
General Counsel
Block Drug Corporation
257 Cornelison Avenue
Jersey City, New Jersey 07302
Fax (201) 333-3585

          (g) Unless Block receives notice to the contrary, all notices directed to Access shall be sent to the attention of:

Kerry P. Gray
President and Chief Executive Officer
Access Pharmaceuticals, Inc.
2600 Stemmons Freeway, Suite 176
Dallas, Texas 75207
Fax: (214) 905-5101

          11.5 Severability: Whenever possible, each section, subsection, provision or condition of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any section, subsection, provision or condition of this Agreement should be prohibited or invalid under applicable law, such section, subsection, provision or condition shall be considered separate and severable from this Agreement to the extent of such prohibition or invalidity without invalidating the remaining sections, subsections, provisions and conditions of this Agreement.

          11.6 Entire Agreement/Merger: This Agreement sets forth the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all negotiations, preliminary agreements, memoranda or letters of proposal or intent, discussions and understandings of the parties hereto in connection with the subject matter hereof. All discussions between the parties have been merged into this Agreement, and neither party shall be bound by any definition, condition, understanding, representation, warranty, covenant or provision other than as expressly stated in or contemplated by this Agreement or as subsequently shall be set forth in writing and executed by a duly authorized representative of the party to be bound thereby.

          11.7 Amendment: No amendment, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed on behalf of the parties hereto by their duly authorized representatives.

          11.8 Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original document, but all such separate counterparts shall constitute only one and the same instrument.

          11.9 No Waiver of Rights: No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision, or condition of this Agreement.

          11.10 Force Majeure: Neither party shall be liable hereunder to the other party nor shall be in breach for failure to deliver, provided failure to deliver is no greater than the delay in time caused by circumstances beyond control for either party, including but not limited to acts of God, fires, floods, riots, wars, civil disturbances, sabotage, accidents, labor disputes, shortages, government actions (including but not limited to priorities, requisitions, allocations and price adjustment restrictions) and inability to obtain material, equipment, labor or transportation.

          11.11 Further Assurances: The parties hereto shall each perform such acts, execute and deliver such instruments and documents and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

          11.12 Audit Rights: Each party shall keep books and records in sufficient detail to permit the other to verify items including, but not limited to, Access Revenue, Access Net Sales or Block Net Sales. Each party shall have the right, upon reasonable Notice and during normal business hours, but in no event more frequently than once during any twelve (12) month period or more than two (2) years after the close of any party's fiscal year, to audit, or have audited by a Certified Public Accountant, the relevant books and accounts to verify the accuracy of the reported Net Sales and Access Revenue. In the event such audit reveals that the audited party has mis-reported information by
more than      *     , that party, in addition to paying or reimbursing any
additional amounts due, shall pay the reasonable costs associated with such audit. The parties shall maintain the results of any such audit in

* - Confidential portions have been omitted and are on file separately with the Commission confidence. All records pertaining to any payment shall be maintained for not less than five (5) years after the year of payment hereunder.

          11.13 Binding Effect: This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          11.14 No Strict Construction: This Agreement has been prepared jointly and shall not be strictly construed against either party.

          11.15 Consent Not Unreasonably Withheld or Delayed: Whenever provision is made in this Agreement for either party to secure the consent or approval of the other, such consent or approval shall not unreasonably be withheld or delayed, and whenever in this Agreement provisions made for one party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

          11.16 Bankruptcy: At least thirty (30) days prior to filing a petition in bankruptcy, each party must inform the other of its intention to file the petition or of a third party's written Notice of its intention to file a voluntary or an involuntary petition in bankruptcy.

          11.17 Assignment: Block may assign this Agreement to any parent, affiliate, subsidiary or entity in common control without the consent of Access. Block may also assign this agreement to a third party, either alone or as part of an agreement to dispose of all or a substantial part of its assets or business. In the event of an assignment, the assignee shall have the identical rights granted to Block hereunder. Block may assign this agreement to a third party as part of an agreement to dispose of a substantial part of its business without the consent of Access. If Block wishes to assign this agreement alone to a third party, however, such assignment shall not take place without Access' written consent. If Access wishes to assign this agreement, such assignment shall not take place without the written consent of Block and Takeda.

          11.18 Taxes: All taxes levied on account of royalties accruing under this Agreement shall be paid by the receiving party. If laws or regulations require withholding of taxes, the taxes will be deducted by the paying party from remittable royalty payments and will be paid by the paying party to the proper taxing authority. Proof of payment shall be sent to the receiving party within sixty (60) days following payment.

          11.19 Cooperation on Publicity: Access and Block shall not, except as required by law and in interviews between professional sales representatives and a potential prescribers of a Product or Improvement, use each other's name in any manner, or issue any public statement disclosing the existence of, or relating to, this Agreement or any of the activities conducted hereunder, without the other party's prior written permission. To the extent this Agreement triggers, in the opinion of counsel, an obligation for a party to file a report with the SEC on Form 8-K, such party shall either (1) not file a copy of this Agreement or (2) request SEC approval for the deletion of certain confidential information identified jointly by parties and then file a redacted version of this Agreement. Access shall not publish, or allow to be published, any manuscript, article, report or other form of oral or written presentation regarding Amlexanox without the express written approval of Block.

          11.20 Costs of Agreement: The parties hereto shall each bear their own costs and expenses (including attorneys' fees) incurred in connection with the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

          11.21 Headings For Convenience Only: The titles, headings or captions and paragraphs in this Agreement do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions and therefore shall not be considered in the interpretation, construction or application of this Agreement.

          11.22 Independent Contractor: Each party is an independent contractor with respect to the other, and is not an agent, partner, joint venture, or employer of the other. Neither party shall have any responsibility for the hiring, termination, compensation or benefits of the other party's employees. No employees or representatives of either party shall have any authority to bind or obligate the other party for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other party without said party's authorized written approval.

          11.23 No Finder's Fee: The parties acknowledge that no "finder" has been involved in bringing the parties together and that no compensation is due to any third party(s) as a result of the execution of this Agreement.

          11.24 Notification of Infringement: Each party shall promptly Notify the other party of any infringement or misappropriation based upon or arising from any of the intellectual property that is the subject of this agreement.

          11.25 References: All references herein to articles, sections, paragraphs and attachments shall be to articles, sections, paragraphs and attachments of this Agreement.

          11.26 Singular and Plural: The use herein of the singular form shall also denote the plural form, and the use herein of the plural form shall denote the singular form as in each case the context may require.

          11.27 Successors and Assigns: This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns permitted under this Agreement.

          11.28 Validity and Severability: Whenever possible, each clause, subclause, provision or condition of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any clause, subclause, provision or condition of this Agreement should be prohibited or invalid under applicable law, such clause, subclause, provision or condition shall be considered separate and severable from this Agreement to the extent of such prohibition or invalidity without invalidating the remaining clauses, subclauses, provisions and conditions of this Agreement.

          11.29 Waiver: No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision, or condition of this Agreement.

          11.30 Takeda Agreement Controlling: This Agreement is subject to the Takeda License Agreement and the Takeda Supply Agreement. To the extent that any term of this Agreement is inconsistent with either the Takeda License Agreement or the Takeda Supply Agreement, such term shall be controlled by and subject to the terms of the Takeda License Agreement and the Takeda Supply Agreement.

ARTICLE 12    TAKEDA CONSENT

          12.1 Takeda Approval: This Agreement shall be binding on the parties but not become effective until receipt by Block of written approval from Takeda for Block to enter into this Agreement. If Takeda disapproves this Agreement or fails to approve the Agreement within six (6) months of the Effective Date, then this Agreement shall be void in its entirety.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed as of the day and year first above written.

ACCESS PHARMACEUTICALS, INC.           BLOCK DRUG COMPANY, INC.

By:       /s/  Kerry P. Gray           By:      /s/ Arthur J. Looney
   ---------------------------             -----------------------------
     Kerry P. Gray                         Arthur J. Looney
     Name Printed                          Name Printed

     President and CEO                     Vice-President / General Manager
     -------------------                   --------------------------------
     Title                                 Title

     May 7, 1998                           May 12, 1998
     ------------                          -------------
     Date                                  Date